Exhibit 99.1

Oragenics Announces Adjournment of Annual Meeting of Shareholders

Due to Lack of Quorum

TAMPA, Fla. (July 1, 2021) – Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) announced that the Company’s annual meeting of shareholders, on June 30, 2021, at 9:00 a.m. was convened and adjourned, without any business being conducted, due to lack of the required quorum.

A quorum consists of a majority of the shares entitled to vote. There were fewer than a majority of shares entitled to vote present, either in person or by proxy at this meeting. The annual meeting of shareholders therefore had no quorum and the meeting was adjourned to 4:00 p.m. (Eastern Time) on Monday, August 23, 2021 at the offices of Shumaker, Loop, & Kendrick, Bank of America Plaza, 101 E Kennedy Blvd., Suite 2800, Tampa, FL 33602 to allow additional time for the Company’s shareholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on May 24, 2021.

During the current adjournment, the Company continues to solicit votes from its shareholders with respect to the proposals set forth in the Company’s proxy statement. As set forth in the proxy statement, the Company has engaged a proxy solicitor, Advantage Proxy to assist management with obtaining adequate votes to achieve the required quorum of at least a majority of the outstanding shares of Common Stock.

Only shareholders of record, as of the record date, May 5, 2021, are entitled to and are being requested to vote. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 40% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

The Company encourages all shareholders of record on May 5, 2021, whom have not yet voted, to do so by August 22, 2021 at 11:59 p.m. (Eastern Time). Shareholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact Advantage Proxy, using the following contact information 24925 13th Place South Des Moines, WA 98198 Telephone: Toll Free: 1-877-870-8565 and Outside North America: 1-206-870-8565 Email: ksmith@advantageproxy.com.

If the number of additional shares of common stock voted at the adjourned Annual Meeting is not sufficient to reach a quorum, the Company intends to adjourn the Annual Meeting again, which will require the Company to incur additional costs.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on August 23, 2021. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on May 24, 2021. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement was mailed to shareholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or the Company’s website https://ir.oragenics.com/all-sec-filings.

About Oragenics, Inc.

Oragenics, Inc. is a development-stage company dedicated to fighting infectious diseases including coronaviruses and multidrug-resistant organisms. Its lead product is Terra CoV-2, a vaccine candidate to prevent COVID-19 and variants of the SARS-CoV-2 virus. The Terra CoV-2 program leverages coronavirus spike protein research licensed from the National Institutes of Health with a focus on addressing supply-chain challenges, and offering more patient-friendly administration, such as intranasal. Its lantibiotics program features a novel class of antibiotics against infectious diseases that have developed resistance to commercial antibiotics.

For more information about Oragenics, please visit www.oragenics.com.

Contacts:

Oragenics, Inc.

Michael Sullivan, Chief Financial Officer

813-286-7900

msullivan@oragenics.com

or

LHA Investor Relations

Kim Golodetz

212-838-3777

kgolodetz@lhai.com

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